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                                                                     Exhibit 3.3


                          CERTIFICATE OF DESIGNATIONS
                            FOR SERIES A REDEEMABLE
                                PREFERRED STOCK
                          OF REUNION INDUSTRIES, INC.
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          Pursuant to Section 151 of the Delaware General Corporation Law (the
"DGCL"), Reunion Industries, Inc., a Delaware corporation (the "Corporation"),
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certifies as follows:

          FIRST: Under the authority outlined in Article 4 of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has authorized for issuance 10,000,000 shares of Preferred Stock.

          SECOND: The following resolution was adopted by the Board of Directors on December 15, 1999, and such resolution has not been modified and is in full force and effect on the date hereof:

          RESOLVED, that the Board of Directors hereby creates, from the authorized, but unissued shares of Preferred Stock of the Corporation, 10,000 shares of Series A Redeemable Preferred Stock, par value $.01 per share ("Series A Preferred"), and hereby fixes the respective powers, designations, preferences or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series as follows:

     Part A. Powers, Preferences and Special Rights of the Series A Preferred.
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     1.   Dividends.
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          1A.  General Obligation. When and as declared by the Corporation's
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Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred as provided in this Section 1. Dividends on each share of the Series A Preferred (a "Share") shall accrue on a daily basis
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at the rate of 10% per annum of the Redemption Value thereof from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Redemption Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that (except as expressly permitted by Section 3 below) all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities, but after payment of dividends with respect to the Corporation's Series B Redeemable Preferred Stock ("Series B Preferred"). The date on which the
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Corporation initially issues any Share shall be deemed to be its "date of
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issuance" regardless of the number of times transfer of such Share is made on
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the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

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          1B.  Dividend Reference Dates. To the extent not paid on March 31,
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June 30, September 30 and December 31 of each year, beginning March 31, 2000
(the "Dividend Reference Dates"), all dividends which have accrued on each Share
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outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date for such Share) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

          1C.  Distribution of Partial Dividend Payments.  If at any time the
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Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred and any other shares of any other class or series of Preferred Stock which rank on a parity with the Series A Preferred in respect of the payment of dividends, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares and the other shares of Preferred Stock held by each such holder.

     2.   Liquidation.  Upon any liquidation, dissolution or winding up of the
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Corporation (whether voluntary or involuntary), each holder of Series A
Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Redemption Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred shall not be entitled to any further payment. If upon any liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred and any shares of any other class or series of Preferred Stock which rank on a parity with the Series A Preferred upon any such liquidation, dissolution or winding up are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of Series A Preferred and such holders of any other shares of Preferred Stock which rank on a parity with the Series A Preferred based upon the aggregate Redemption Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder and the aggregate liquidation value (plus all accrued and unpaid dividends) of such other shares of Preferred Stock held by each such holder. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     3.  Priority of Series A Preferred on Dividends and Redemptions.  So long
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as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities
(other than Series B Preferred), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock).

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     4.   Redemptions.
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          4A.  Optional Redemptions.  The Corporation may, at any time and from
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time to time, redeem all or any portion of the Shares of Series A Preferred then outstanding; provided, however, that no such redemption shall be made so long as any shares of Series B Preferred are outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Redemption Value thereof (plus all accrued and unpaid dividends thereon).

          4B.  Redemption Payments.  For each Share which is to be redeemed
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hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Redemption Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date plus the total number of shares of any other class or series of Preferred Stock which rank on a parity with the Series A Preferred in respect of such redemption, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed and the holders of the other shares to be redeemed based upon the aggregate Redemption Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon) and the aggregate liquidation value of the other shares of Preferred Stock held by each such other holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares and such other shares, such funds shall immediately be used to redeem the balance of the Shares and such other shares as aforesaid which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4C.  Notice of Redemption. The Corporation shall mail written notice
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of each redemption of any Series A Preferred to each record holder thereof not more than 30 nor less than ten days prior to the date on which such redemption is intended to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

          4D.  Determination of the Number of Each Holder's Shares to be
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Redeemed.  The number of Shares of Series A Preferred to be redeemed from each
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holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the aggregate Redemption Value of such Shares held by such holder (plus all accrued and unpaid dividends thereon) and the denominator of which shall be the total aggregate Redemption Value of all Shares held by all such holders (plus all accrued and unpaid dividends thereon).

          4E.  Dividends After Redemption Date.  No Share shall be entitled to
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any dividends accruing after the date on which the  Redemption Value of such
Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

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          4F.  Redeemed or Otherwise Acquired Shares.  Any Shares which are
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redeemed or otherwise acquired by the Corporation shall be canceled and retired and shall not be reissued, sold or transferred.

     5.  Voting and Conversion Rights.  Except as otherwise provided by
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applicable law, the Series A Preferred shall have no voting rights and will not have any right of conversion into the common stock or any other securities of the Corporation.

     6.  Registration of Transfer.  The Corporation shall keep at its principal
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office a register for the registration of Series A Preferred.  Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

     7.   Replacement.  Upon receipt of evidence reasonably satisfactory to the
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Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or investment fund, its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     8.   Definitions.
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          "Common Stock" means the Corporation's Common Stock and any other
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capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Junior Securities" means any capital stock or other equity securities
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of the Corporation, except for the Series A Preferred and any shares of any other class or series of Preferred Stock authorized pursuant to the Certificate of Incorporation which rank senior to or on a parity with the Series A Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise (as the case may be). The Series B Preferred Stock

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shall rank senior to the Series A Preferred with respect to dividends and redemptions, but shall rank junior to the Series A Preferred with respect to payments in liquidation.

          "Person" means an individual, a partnership, a corporation, a limited
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liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the Series A Preferred, Series B Preferred and
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any other class or series authorized and issued from time to time by the Board of Directors pursuant to the authority granted to it pursuant to the Certificate of Incorporation.

          "Redemption Date" as to any Share means the applicable date specified
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herein with respect to any redemption; provided that no such date shall be a
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Redemption Date unless the Redemption Value of such Share (plus all declared and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Redemption Value" of any Share as of any particular date shall be
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equal to $1,000.00.

          "Subsidiary" means, with respect to any Person, any corporation,
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limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

  9.   Amendment and Waiver.  No amendment, modification or waiver shall be
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binding or effective with respect to any provision of Sections 1 to 10 of this
Part A without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that
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no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another Person unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Preferred then outstanding.

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          IN WITNESS WHEREOF, this Certificate has been signed on March 13 ,
2000, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.



                              By:  /s/ Charles E. Bradley, Sr.
                                   ---------------------------
                                   Charles E. Bradley, Sr.
                                   President

                              Attest: /s/ Richard L. Evans
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                                      Richard L. Evans
                                      Secretary

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